UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Term Loan

On May 8, 2024, Coherus BioSciences, Inc., a Delaware corporation (the “Company”), entered into a senior secured term loan facility of up to $38.7 million (the “Term Loan”), all to be funded on May 8, 2024 (the “Effective Date”), with Ankura Trust Company, LLC, as administrative agent (in such capacity, the “Agent”), and the lenders signatory thereto (collectively, the “Lenders”). The proceeds of the Term Loan will be used by the Company to help repay in full the existing outstanding indebtedness owed by the Company to BioPharma Credit, PLC, BPCR Limited Partnership, and Biopharma Credit Investments V (Master) LP, acting by its general partner, BioPharma Credit Investments V GP LLC pursuant to the senior secured term loan facility that was entered into January 5, 2022 (as amended on April 7, 2022, February 6, 2023 and February 5, 2024, the “Prior Loan Agreement”).

The Term Loan is governed by a loan agreement, dated as of the Effective Date, by and among the Company, the Agent and the Lenders (the “Loan Agreement”). The Term Loan will mature on May 8, 2029. The amounts borrowed under the Term Loan accrue interest at a per annum rate equal to 8.00% per annum, plus a three month SOFR rate (the “Interest Rate”). The Term Loan provides for interest-only payments on a quarterly basis until maturity. The Company may prepay the Term Loan in full or in part provided that the Company (i) provides at least three (3) business days’ prior written notice to the Agent, (ii) pays on the date of such prepayment (A) all outstanding principal to be prepaid plus accrued and unpaid interest, (B) a prepayment fee of (x) 10.00% of the Term Loans so prepaid if paid on or after the first anniversary of the Effective Date and before the second anniversary of the Effective Date; (y) 5.00% of the Term Loans so prepaid if paid after the second anniversary of the Effective Date and on or before the third anniversary of the Effective Date; and (z) 0.00% of the Term Loans so prepaid if paid after the third anniversary of the Effective Date and (C) all other sums, if any, that shall become due and payable under the Loan Agreement, including interest at the default rate with respect to any past due amounts. Amounts outstanding during an event of default shall accrue interest at an additional rate of 4.00% per annum, which interest shall be payable on demand in cash.

The Term Loan is secured by a lien on substantially all of the assets of the Company, including intellectual property, subject to customary exclusions and exceptions. The Loan Agreement contains customary representations and warranties, covenants and events of default, including a financial covenant commencing on the Effective Date, which requires the Company to maintain certain levels of cash and cash equivalents. The Loan Agreement also contains other customary provisions, such as expense reimbursement, as well as indemnification rights for the benefit of the Agent and the Lenders.

The foregoing description of the material terms of the Loan Agreement is qualified in its entirety by the full terms and conditions of the Loan Agreement, which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

In connection with the entry into the Loan Agreement, on the Effective Date, the Company repaid in full all outstanding indebtedness and terminated all commitments under the Prior Loan Agreement, the material terms of which have been disclosed previously. The aggregate principal amount of the loan outstanding under the Prior Loan Agreement was $75 million at the time of repayment. The Company did not incur any penalties, but did incur a prepayment fee and paid a make-whole amount, as a result of the foregoing.

Revenue Participation Right Purchase and Sale Agreement

On May 8, 2024, the Company entered into a revenue participation right purchase and sale agreement (the “Revenue Purchase and Sale Agreement”) with Coduet Royalty Holdings, LLC, as administrative agent and each buyer named in an annex thereto (collectively, the “Purchaser”). Under the terms of the Revenue Purchase and Sale Agreement, in exchange for the Purchaser’s payment to the Company  of a purchase price of $37.5 million, in the aggregate subject to certain conditions at closing (the “Purchase Price”), the Company has agreed to sell to the Purchaser its right to receive payment in full of a mid-single digit percentage of U.S. net sales of UDENYCA and LOQTORZI (the “Revenue Payment”) for each calendar quarter commencing on the effective date of the Revenue Purchase and Sale Agreement. The Purchaser’s right to receive the Revenue Payment terminates and the Company no longer has the obligation to pay Purchaser Revenue Payments once the Purchaser receives the amount equal to 2.25 times the Purchase Price. The Company may also buy-out the Purchaser’s rights to receive the Revenue Payments by paying Purchaser such multiple on the Purchaser Price.

The Revenue Purchase and Sale Agreement contains various representations and warranties, including with respect to organization, authorization, and certain other matters, certain covenants with respect to payment, reporting, intellectual property, in-licenses, out-licenses, and certain other actions, indemnification obligations and other provisions customary for transactions of this nature.

The foregoing description of the material terms of the Revenue Purchase and Sale Agreement is qualified in its entirety by the full terms and conditions of the Revenue Purchase and Sale Agreement, which will be filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the repayment and termination of the Prior Loan Agreement is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required, the information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024	COHERUS BIOSCIENCES, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	Chief Executive Officer